UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): August 21, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On May 29, 2015, the Registrant filed a Form 8-K to report that WHLR-Cardinal Plaza, LLC, a Delaware limited liability company (“WHLR-Cardinal Plaza),WHLR-Franklinton Square, LLC, a Delaware limited liability company ("WHLR-Franklinton Square"), and WHLR-Nashville Commons, LLC, a Delaware limited liability company ("WHLR-Nashville Commons"), all wholly-owned subsidiaries of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyers, with Cardinal Plaza, LLC, a North Carolina limited liability company, Franklinton Square, LLC, a North Carolina limited liability company, and Nashville Commons, LLC, a North Carolina limited liability company, (collectively known as the "Sellers"), for the purchase of three retail shopping centers commonly known as 1) Cardinal Plaza, located in Henderson, North Carolina, 2) Franklinton Square, located in Franklinton, North Carolina, 3)Nashville Commons, located in Nashville, North Carolina. The sales price for the properties is Fifteen Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($15,375,000).
On August 21, 2015, WHLR-Cardinal Plaza, WHLR-Franklinton Square and WHLR-Nashville Commons closed the transaction and acquired Cardinal Plaza, Franklinton Square and Nashville Commons for $15,325,000.
No director, officer or affiliate of the Registrant is affiliated with the Sellers.
On August 24, 2015, the Registrant filed a press release announcing the acquisitions of Cardinal Plaza, Franklinton Square and Nashville Commons, which is filed as Exhibit 99.1 to this Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
On August 12, 2015, the Registrant filed the requisite financial information for Cardinal Plaza, Franklinton Square and Nashville Commons on Form 8-K.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.
99.1    Press release, dated August 24, 2015, announcing the completion of the acquisitions of Cardinal Plaza, Franklinton Square and Nashville Commons.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: August 24, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated August 24, 2015, announcing the completion of the acquisitions of Cardinal Plaza, Franklinton Square and Nashville Commons.